Exhibit 4.1

CERTIFICATE OF DESIGNATIONS

OF

CONVERTIBLE PREFERRED STOCK

MILLENIA HOPE INC.

a Delaware corporation

The undersigned, Chief Executive Officer of Millenia Hope Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following Certificate of Designations of Convertible Preferred Stock (the “Certificate”) has been duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), as set forth below, pursuant to the Delaware General Corporation Law, and in connection with the adoption of the following Certificate, hereby further set forth as follows:

FIRST:                    1. The Board of Directors adopted a resolution on and dated May 6, 2005, setting forth the then proposed Certificate, including the rights and preferences of the series of the Corporation’s Preferred Stock set forth below, declaring their advisability, and this Certificate.

2. The resolution by which the Corporation’s Board of Directors adopted the Certificate, as set forth above, provides that whereas the Corporation’s Certificate of Incorporation authorizes the issuance of up to 50 million shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the Corporation hereby provides for and authorizes the issuance of up to: (a) 3,200,000 shares of a series of Preferred Stock designated as the A Convertible Preferred Stock,” (the “Series A Preferred Stock”), (b) 1,600,000 shares of a series of Preferred Stock designated as the “Series B Convertible Preferred Stock,” (the “Series B Preferred Stock”), (c) 1,600,000 shares of a series of Preferred Stock designated as the “Series C Convertible Preferred Stock,” (the “Series C Preferred Stock”), (d) 3,200,000 shares of a series of Preferred Stock designated as the “Series D Convertible Preferred Stock,” (the “Series D Preferred Stock”), and (e) 3,200,000 shares of a series of Preferred Stock designated as the “Series E Convertible Preferred Stock,” (the “Series E Preferred Stock”), as follows:

SECOND:               1.   Definitions. For purposes of this Article, the following definitions shall apply:

“Adjustment Event” shall have the meaning set forth in Paragraph 2(i).

“Applicable Optional Conversion Designated Price” shall have the meanings set forth in Paragraph 2(c)(1)(A)(i-v), as applicable.

“Applicable Optional Conversion Effective Date” shall have the meanings set forth in Paragraph 2(c)(1)(A)(i-v), as applicable.

“Applicable Optional Conversion Event” shall have the meanings set forth in Paragraph 2(c)(1)(A)(i-v), as applicable.

“Business Day” shall mean any day other than Saturday, a Sunday or a day when banks are not open for business in either New York, New York, or Montreal, Quebec.

“Common Stock” shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, however designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Defaulted Dividends” shall have the meaning set forth in Paragraph 2(d)(2).

“holder” shall have the meaning set forth in Paragraph 2(s)(1).

“Issue Date” shall mean the date that shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are first issued by the Corporation, as applicable.

“Junior Stock” shall mean the Common Stock and any other class or series of stock of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall have received the entire preferred amount to which it is entitled, upon such liquidation, dissolution or winding up, as applicable.

“Liquidation Preference” shall mean $0.0001 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

“Market Price for Shares of Common Stock” shall mean the price of one share of Common Stock determined as follows:

(i) If the Common Stock is listed on NASDAQ, the closing price on the date of valuation;

(ii) If the Common Stock is listed on a national securities exchange, the closing price on the date of valuation;

(iii) If neither (i) or (ii) apply but the Common Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the mean between the closing “bid” and “asked” prices thereof on the date of valuation; and

(iv) If neither clause (i), (ii) or (iii) above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Corporation for such purpose, taking into consideration, among other factors, the earnings history book value and prospects for the Corporation, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

“Optional Conversion Co-Payment Amount” shall have the meaning set forth in Paragraph 2(c)(1)(B).

“Optional Conversion Date” shall have the meaning set forth in Paragraph 2(c)(1)(C).

“Optional Conversion Notice” shall have the meaning set forth in Paragraph 2(c)(1)(B).

“Parity Securities” shall have the meaning set forth in Paragraph 2(r).

“Preferred Stock" shall mean the preferred stock, par value $0.0001 per share, of the Corporation.

“Redemption Date” shall have the meaning set forth in Paragraph 2(d)(2).

“Redemption Event” shall have the meaning set forth in Paragraph 2(d)(1).

“Redemption Notice” shall have the meaning set forth in Paragraph 2(d)(2).

“Redemption Price” shall have the meaning set forth in Paragraph 2(d)(1).

“Reorganization” shall have the meaning set forth in Paragraph 2(h).

“Senior Stock” shall mean any class or series of stock of the Corporation issued after the Issue Date ranking senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation, as applicable.

“Series A Preferred Stock” shall mean the series of Preferred Stock designated as the Series A Convertible Preferred Stock by the Corporation’s Board of Directors.

“Series B Preferred Stock” shall mean the series of Preferred Stock designated as the Series B Convertible Preferred Stock by the Corporation’s Board of Directors.

“Series C Preferred Stock” shall mean the series of Preferred Stock designated as the Series C Convertible Preferred Stock by the Corporation’s Board of Directors.

“Series D Preferred Stock” shall mean the series of Preferred Stock designated as the Series D Convertible Preferred Stock by the Corporation’s Board of Directors.

“Series E Preferred Stock” shall mean the series of Preferred Stock designated as the Series E Convertible Preferred Stock by the Corporation’s Board of Directors.

2.                 Designation of Preferences of Preferred Stock. The rights, preferences, privileges, restrictions and other matters related to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in this Article are, as follows:

(a)

Dividend Provisions. Subject to the provisions of Paragraph 2(d), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not entitled to receive any dividends (whether cash, stock or property), as and when dividends are declared by the Board of Directors and payable to any other class by the Corporation.

(b)	Liquidation Preference.

(1)               Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the Common Stock, as follows:

(A) First, any amounts distributable to Senior Stock shall be distributed to the holders of such Senior Stock;

(B) Thereafter, an amount equal to the Liquidation Preference, distributions to, but in parity with, any Parity Securities (as such term in defined in Section 2(r) of this Article) as of the date of such dissolution, liquidation or winding-up, shall be paid pro rata to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (based on the number of shares of Common Stock then held by each holder assuming conversion of all such Preferred Stock into Common Stock) and such Parity Securities;

(C) Thereafter, all remaining assets of the Corporation, if any, shall be distributed ratably among the holders of the Common Stock and any Junior Stock, in proportion to the number of shares of Common Stock and such Junior Securities, as the case may be, held or deemed to be held, and in accordance with the rights and preference of such classes of securities; and

(D) The Corporation shall not issue any class or series of Senior Stock that shall have a liquidation preference senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

(2)               Partial Payment. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed to such class shall be distributed ratably among the holders of such class (based on the number of shares of Common Stock then held by each holder assuming conversion of all such Preferred Stock into Common Stock).

(c)	Conversion Rights.
(1) Optional Conversion.

(A)      Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, and subject to this Paragraph 2(c)(1), into fully paid and nonassessable shares of Common Stock. For purposes of this Paragraph 2(c)(2), on the initial date (the “Applicable Optional Conversion Effective Date”) following the date of this Certificate that the average Market Price for the Common Stock shall equal or exceed, for five (5) consecutive trading days:

(i)                $0.50 per share, the holder may, at its option, elect to convert the shares of Series A Preferred Stock into one share of Common Stock for each share of Series A

Preferred Stock so converted, based on an Applicable Optional Conversion Designated Price of $0.325 per share of Series A Preferred Stock,

(ii)               $1.00 per share, the holder may, at its option, elect to convert the shares of Series B Preferred Stock into one share of Common Stock for each share of Series B Preferred Stock so converted, based on an Applicable Optional Conversion Designated Price of $0.50 per share of Series B Preferred Stock,

(iii)              $2.50 per share, the holder may, at its option, elect to convert the shares of Series C Preferred Stock into one share of Common Stock for each share of Series C Preferred Stock so converted, based on an Applicable Optional Conversion Designated Price of $1.50 per share of Series C Preferred Stock,

(iv)              $3.50 per share, the holder may, at its option, elect to convert the shares of Series D Preferred Stock into one share of Common Stock for each share of Series D Preferred Stock so converted, based on an Applicable Optional Conversion Designated Price of $1.05 per share of Series D Preferred Stock, and

(v)               $5.00 per share, the holder may, at its option, elect to convert the shares of Series E Preferred Stock into one share of Common Stock for each share of Series E Preferred Stock so converted, based on an Applicable Optional Conversion Designated Price of $2.50 per share of Series E Preferred Stock.

Each of the foregoing events shall be referred to herein as an “Applicable Optional Conversion Event.”

(B)              In order to convert any or all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and shall give written notice (the “Optional Conversion Notice”) by facsimile (with the original of such notice forwarded with the foregoing courier) to the Corporation at such office that he elects to convert the number of shares specified therein, which notice and election shall be irrevocable by the holder, and the holder shall further deliver to the Corporation, by wire transfer or certified check, an amount of funds equal to the product of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock elected to be converted in the Optional Conversion Notice multiplied by the Applicable Optional Conversion Designated Price (the “Optional Conversion Co-Payment Amount”); provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the certificates evidencing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the loss of such certificates, and the holder shall have delivered to the Corporation the Optional Conversion Co-Payment Amount.

The Optional Conversion Notice shall state the Applicable Optional Conversion Effective Date, the Applicable Optional Conversion Designated Price, the Optional Conversion Co-Payment Amount and the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock which the holder elects to convert into share of Common Stock. Immediately on receipt of the Optional Conversion Notice, the Corporation shall verify the holder’s calculation of the Market Price with respect to the Applicable Optional Conversion Event as calculated by the holder or, if the Corporation disagrees with the holder’s calculation of the Market Price set forth in the Optional Conversion Notice, deliver the Corporation’s calculation of the relevant Market Price to the holder. In the case of a dispute as to the calculation of the relevant Market Price, the Corporation’s calculation shall be deemed conclusive absent manifest error. In the event that the Market Price shall be calculated to a number such that the Applicable Optional Conversion Event shall not have occurred, then the Optional Conversion Notice shall be deemed null and void and the Corporation shall immediately return all originals of documents and all funds delivered by the holder to the Corporation.

(C)              The Corporation shall use its best efforts to issue and deliver within three Business Days after delivery to the Corporation of the Optional Conversion Notice, the Optional Conversion Co-Payment Amount and such certificates, or after receipt of such agreement and indemnification, to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock at the address of the holder on the stock books of the Corporation, or to its designee, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with a certificate or certificates for the number of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock not submitted for conversion. The date on which the Optional Conversion Notice is given (the “Optional Conversion Date”) shall be deemed to be the date the Corporation received by facsimile the Optional Conversion Notice, provided that the original shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, or the aforesaid notice of lost, stolen or destroyed certificates, are received by the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the Optional Conversion Co-Payment Amount is received by the Corporation within five Business Days thereafter, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original certificates or the aforesaid notice of lost, stolen or destroyed certificates and the Optional Conversion Co-Payment Amount are not received by the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock within five Business Days after the Optional Conversion Date, the Optional Conversion Notice and the optional conversion to which such Optional Conversion Notice relates shall become null and void.

(2)	Forced Conversion Option.

(A)              The Corporation may, at its option, elect to force conversion of any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and subject to this Paragraph 2(c)(2), into fully paid and nonassessable shares of Common Stock in accordance with the provisions of Section 2(c)(2)(B) of this

Article. At any time, the holders, individually or collectively, of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may exercise any rights they may have under this Certificate or applicable law.

(B)              For purposes of this Paragraph 2(c)(2), on the initial date (the “Applicable Forced Conversion Effective Date”) following the date of this Certificate that the average Market Price for the Common Stock shall equal or exceed, for five (5) consecutive trading days:

(i)                $0.50 per share, the Corporation may, at its option, elect to force conversion of the shares of Series A Preferred Stock into one share of Common Stock for each share of Series A Preferred Stock so converted, based on an Applicable Forced Conversion Designated Price of $0.325 per share of Series A Preferred Stock,

(ii)               $1.00 per share, the Corporation may, at its option, elect to force conversion of the shares of Series B Preferred Stock into one share of Common Stock for each share of Series B Preferred Stock so converted, based on an Applicable Forced Conversion Designated Price of $0.50 per share of Series B Preferred Stock,

(iii)              $2.50 per share, the Corporation may, at its option, elect to force conversion of the shares of Series C Preferred Stock into one share of Common Stock for each share of Series C Preferred Stock so converted, based on an Applicable Forced Conversion Designated Price of $1.50 per share of Series C Preferred Stock,

(iv)              $3.50 per share, the Corporation may, at its option, elect to force conversion of the shares of Series D Preferred Stock into one share of Common Stock for each share of Series D Preferred Stock so converted, based on an Applicable Forced Conversion Designated Price of $1.05 per share of Series D Preferred Stock; and

(v)               $5.00 per share, the Corporation may, at its option, elect to force conversion of the shares of Series E Preferred Stock into one share of Common Stock for each share of Series E Preferred Stock so converted, based on an Applicable Forced Conversion Designated Price of $2.50 per share of Series E Preferred Stock.

Each of the foregoing events shall be referred to herein as an “Applicable Forced Conversion Event.”

(C)                In order to effect a forced conversion of any or all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock into full shares of Common Stock, the Corporation shall give written notice (the “Forced Conversion Notice”) by reputable overnight courier and facsimile to the holder at the holder’s last known address and facsimile telephone number on the books and records of the Corporation, or such other address or facsimile telephone number as to which the holder shall give notice to the Corporation, that the Corporation elects to force the conversion of the number of shares specified therein, which notice and election shall be irrevocable by the Corporation. The Forced Conversion Notice must state the Applicable Forced Conversion Effective Date, the Applicable Forced Conversion Designated Price and the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock covered by the Applicable Forced Conversion Event. At any time, the holders, indvidually or collectively, of the Series

A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock may exercise any rights they may have under this Certificate or applicable law. Immediately on receipt of the Forced Conversion Notice, the holder shall verify the Corporation’s calculation of the Market Price with respect to the Applicable Forced Conversion Event as calculated by the Corporation or, if the holder disagrees with the Corporation’s calculation of the Market Price set forth in the Forced Conversion Notice, deliver the holder’s calculation of the relevant Market Price to the Corporation. In the case of a dispute as to the calculation of the relevant Market Price, the Corporation’s calculation shall be deemed conclusive absent manifest error. In the event that the Market Price shall be calculated to a number such that the Applicable Forced Conversion Event shall not have occurred, then the Forced Conversion Notice shall be deemed null and void.

(D)              In order for a holder to convert shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to a Forced Conversion Notice, the holder shall, within ten (10) Business Days following the Forced Conversion Date (as such term is defined below), except within forty-five (45) Business Days following the Forced Conversion Date solely with respect to the Series A Preferred Stock (the ten (10) or forty-five (45) Business Day period being referred to herein as the “Forced Conversion Period” and the final day of such ten (10) or forty-five (45) Business Day period being referred to herein as the “Forced Conversion Expiration Date”), deliver to the Corporation, by wire transfer or certified check, an amount of funds equal to the product of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted in the Forced Conversion Notice multiplied by the Designated Price (the “Forced Conversion Co-Payment Amount”) and the holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the certificates evidencing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the loss of such certificates, and the holder shall have delivered to the Corporation the Forced Conversion Co-Payment Amount.

(E)              The Corporation shall use its best efforts to issue and deliver within three Business Days after delivery to the Corporation of the Forced Conversion Co-Payment Amount and such certificates, or after receipt of such agreement and indemnification, to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock at the address of the holder on the stock books of the Corporation, or to its designee, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with a certificate or certificates for the number of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock not submitted for conversion. The date on which the Forced Conversion Notice is given (the “Forced Conversion Date”) shall be deemed to be the date the holder received by facsimile the Forced Conversion Notice, provided that the original shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to

be converted, or the aforesaid notice of lost, stolen or destroyed certificates, are received by the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the Forced Conversion Co-Payment Amount is received by the Corporation on or before the Forced Conversion Expiration Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If original certificates or the aforesaid notice of lost, stolen or destroyed certificates and the Forced Conversion Co-Payment Amount are not received by the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock on or before the Forced Conversion Expiration Date, the Forced Conversion Notice shall become null and void and the conversion provisions of all other outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock of the holder, including the shares which are the subject of the Forced Conversion Notice, shall terminate.

(F)              Notwithstanding anything to the contrary, the Corporation shall not be entitled to effect a forced conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock during such time as the holder may be liable for damages or penalties with respect to the conversion of such shares pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. However, in such event, the holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall provide the Corporation with an opinion of qualified United States securities counsel to the effect that the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall subject the holder to such damages or penalties for such reasons and shall set forth the inclusive dates during which such damages or penalties shall accrue and terminate, and such expiration date shall extend the Forced Conversion Period by the number of such inclusive dates.

(3)               No fractional shares of Common Stock or scrip shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. If more than one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock so surrendered. If the computation for determining the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall result in other than a whole number, the Corporation shall issue to such shareholder, in respect of the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock held by any shareholder one share of Common Stock in respect of any fractional shares of Common Stock otherwise issuable to such shareholder.

(4)                Notwithstanding anything to the contrary herein, in the event that, on or before the earlier of the Forced Conversion Expiration Date or May 1, 2007 (the “Expiration Date”), any outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,

Series D Preferred Stock or Series E Preferred Stock shall not have been converted into shares of Common Stock in accordance with the provisions of this Certificate, the conversion provisions of this Paragraph 2(c) shall terminate and the holders of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock not so converted shall cease to have any rights as shareholders of the Corporation, except the right to receive, without interest, the Redemption Price thereof, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall be cancelled without any liability on the part of the holder to the Corporation, not be deemed outstanding for any purpose whatsoever and restored to the status of authorized but unissued shares of Preferred Stock.

(d)	Redemption.

(1)               In the event (each, a “Redemption Event”) that the conversion provisions of Paragraphs 2(c) shall terminate under Paragraphs 2(c)(2)(E) or 2(c)(4), the Corporation shall be obligated to redeem each of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at the redemption price (the “Redemption Price”), which shall be equal to the Liquidation Preference for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(2)               Upon receipt of the Redemption Price and written notice (the “Redemption Notice”) from the Corporation, which shall include a statement of: (A) the amount of the Redemption Price, and (B) the place designated to surrender the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for redemption, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock called for redemption shall, unless such holder shall have previously exercised such holder’s option to convert the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock into Common Stock in the manner set forth in Section 2(c)(1) above, surrender such holder’s certificates for such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to the Corporation at the place designated in the Redemption Notice.

(e)	Voting Rights.

(1)               Except as required by applicable law, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive notice of or to attend any meeting or receive notice of any action by the consent without a meeting of the shareholders of the Corporation but not to vote at any such meeting or by such consent. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall, also, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.

(2)                Without the consent of the holders of at least two-thirds of the shares of holders of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D

Preferred Stock or Series E Preferred Stock then outstanding, given in writing or by vote at a meeting of stockholders called for such purpose at which at least 50% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are present, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate, so as to adversely affect the rights, preferences or privileges of the Preferred Stock or take any other action requiring approval of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

(f)                Stock Splits; Dividends. If at any time or from time to time, the Company (i) effects a subdivision of the outstanding Common Stock, (ii) combines the outstanding shares of Common Stock into a smaller number of shares (i.e., by reverse stock split or otherwise), (iii) makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, (iv) makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of common stock, or (v) there is a Reorganization of the Common Stock (other than as set forth in subparagraphs (i)-(iv), above) then, as a part of such, provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 2(f) with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after such event to the end that the provisions of this Paragraph 2(f) shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

(g)               Certain Distributions. In the event the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 2(g) of this Article with respect to the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 2(g) with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after such event to the end that the provisions of this Paragraph 2(g) shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

(h)                Certain Reorganizations. In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another person, or the sale or other disposition of all or substantially all of the properties of the Corporation as an entirety to another person (collectively referred to hereinafter as a “Reorganization”), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) of the Corporation, or the other corporation resulting from such consolidation or surviving such merger, which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock entitled the holder thereof to convert to immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. The provisions of this Section 2(h) of this Article shall similarly apply to successive Reorganizations. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 2(h) with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock after such event to the end that the provisions of this Paragraph 2(h) shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

(i)                Notice of Adjustment Event. In each case of an event (each an “Adjustment Event”) described in Paragraphs 2(f), (g) or (h), the Corporation, at its expense, shall prepare a certificate describing such Adjustment Event, and shall mail such certificate, by first-class mail, postage prepaid, to each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock which is the subject of adjustment. The certificate shall set forth in detail the facts upon which such Adjustment Event is based.

(j)                 Interest. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series

C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not entitled to any interest on the value of the Preferred Stock.

(k)               Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion in respect of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, such number of the shares of Common Stock as shall from time to time be sufficient to effect a conversion in respect of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in respect of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the Corporation shall promptly seek such corporate action as may in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Corporation with another corporation, effective provision shall be made in the certificate or articles of incorporation, documents of merger or consolidation, or otherwise, of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion in respect of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock accordance with the provisions of this Section 2(k) of this Article.

(l)                Taxes. The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion or issuance of dividends in respect of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, including without limitation, any tax or other charge (other than any transfer tax) imposed in connection with the issue and delivery of shares of Common Stock or other securities at the time of such conversion or issuance of dividends in a name other than that in which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock so converted or otherwise held were registered.

(m)              Cancellation of Certificates. All certificates representing Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock surrendered for conversion or redemption shall be appropriately canceled on the books, and the shares so converted or redeemed represented by such certificates shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock, but may not be reissued as part of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

(n)               No Avoidance. The Corporation shall not amend the Corporation’s Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or attempting to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

(o)               Exclusion of other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not have any preferences or relative, participating, optional or special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation’s Certificate of Incorporation. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have no preemptive or subscription rights.

(p)               Additional Series of Preferred Stock. Except for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Board of Directors of the Corporation is authorized to fix the number of shares of any additional series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

(q)               Protective Provisions. So long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of each of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock:

(1)               alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or any Senior Stock so as to affect adversely the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

(2)               create any new class or series of stock having a rights preferential to or equal to those of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to conversion, redemption or voting rights or privileges, or with respect to distributions (as defined in Section 2(g) above); or

(3)               do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

(r)                 Rank. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall rank: (1) prior to all of the Corporation’s Common Stock; (2) prior to any class or series of Junior Stock; (3) on parity with each other, to the extent set forth herein, and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (“Parity

Securities”) in each case as to dividends, premium, conversion, redemption, voting rights, and distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; and (4) junior to the Senior Stock in terms of such distributions.

(s)	Miscellaneous.

(1)                Notices. Subject to applicable law, any notice, request or other communication to be given to a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or to the Corporation by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received off the 5th Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or to any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

(2)               Holders. For purposes of this Article, the “holder” of any share of Common Stock or Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be the holder of record of such share as set forth in the stock register of the Corporation, and the Corporation shall be entitled to treat the holder as the owner of such securities for all purposes.

(3)               Heading of Subdivisions. The heading of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(4)               Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

(5)               Presentation of Certificates. Any presentation and surrender by a holder of Series A Preferred Stock to the Corporation or the Corporation’s transfer agent of certificates representing Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in connection with the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to Common Stock, or the liquidation, dissolution or winding up of the Corporation shall be made by registered mail (postage prepaid) or any delivery to the registered office of the Corporation or to such office of the transfer agent as may be specified by the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipts thereof by the Corporation or the transfer agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

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IN WITNESS WHEREOF, MILLENIA HOPE INC. has caused this Certificate of Designations of Convertible Preferred Stock to be executed by its Chief Executive Officer as of the 6 day of May, 2005.

MILLENIA HOPE INC.

By:  /s/ Leonard Stella
        ——————————————

        L. Stella, Chief Executive Officer